AMENDED SCHEDULE A

                             DATED: DECEMBER 1, 2005

                       REGIONS MORGAN KEEGAN SELECT FUNDS

                                  FEE SCHEDULE

                                                                         % of average
                 Portfolio                                             daily net assets
                 ---------                                             ----------------
Regions Morgan Keegan Select Mid Cap Growth Fund                             0.75%

Regions Morgan Keegan Select Growth Fund                                     0.75%

Regions Morgan Keegan Select Mid Cap Value Fund                              0.75%

Regions Morgan Keegan Select Value Fund                                      0.75%

Regions Morgan Keegan Select Balanced Fund                                   0.75%

Regions Morgan Keegan Select Fixed Income Fund                               0.50%

Regions Morgan Keegan Select Limited Maturity Fixed Income Fund              0.40%

Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund               0.25%

Regions Morgan Keegan Select Treasury Money Market Fund                      0.20%